UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 9, 2023

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 of this Form 8-K is incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

As previously announced, on August 12, 2022, MVB Financial Corp., a West Virginia corporation (“MVB”), and Integrated Financial Holdings, Inc., a North Carolina corporation (“IFHI”) entered into an Agreement and Plan of Merger and Reorganization (the “Holdco Merger Agreement”). The Holdco Merger Agreement provided that, upon the terms and conditions therein, IFHI would merge with and into MVB (the “Merger”), with MVB continuing as the surviving corporation in the Merger. Following the Merger, West Town Bank & Trust, a state bank chartered under the laws of Illinois and wholly owned subsidiary of IFHI (“West Town Bank”), would merge with and into MVB Bank, Inc., a West Virginia state chartered bank and wholly owned subsidiary of MVB (“MVB Bank”), with MVB Bank as the surviving bank (the “Bank Merger”), pursuant to the Agreement and Plan of Merger, dated October 4, 2022, between West Town Bank and MVB Bank (the “Bank Merger Agreement” and, together with the Holdco Merger Agreement, the “Merger Agreements”).

On May 9, 2023, MVB, IFHI, West Town Bank, and MVB Bank entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Merger Agreements. Subject to limited customary exceptions, the Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the contemplated merger transactions. Each party will bear its own costs and expenses in connection with the termination, and no party will be responsible for any payments or termination penalties to the other parties as a result of the termination of the Merger Agreements.

The foregoing descriptions of the Holdco Merger Agreement and Termination Agreement are not complete and are qualified in their entirety by the terms and conditions of the full text of the Holdco Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by MVB on August 15, 2022, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 8.01.    Other Events.

On May 9, 2023, MVB and IFHI issued a joint press release announcing the termination of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1    Termination Agreement, dated as of May 9, 2023, by and among MVB Financial Corp., Integrated Financial Holdings, Inc., West Town Bank & Trust, and MVB Bank, Inc.

99.1    Joint Press Release, dated May 9, 2023.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: May 9, 2023